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                         AMERITRADE HOLDING CORPORATION
                          1996 LONG-TERM INCENTIVE PLAN















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                         AMERITRADE HOLDING CORPORATION

                                   CERTIFICATE

     I, ________________ , ___________________ of Ameritrade Holding
Corporation, having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true and correct copy of the Ameritrade Holding Corporation 1996 Long-Term Incentive Plan as in effect as of _________________, 1996.

     WITNESS my hand this ___ day of ______________, 1996.



                              ______________________________________
                                        As Aforesaid

                         AMERITRADE HOLDING CORPORATION
                          1996 LONG-TERM INCENTIVE PLAN


     1. PURPOSE. The purpose of this Ameritrade Holding Corporation 1996 Long-Term Incentive Plan (the "Plan") is to increase stockholder value and to advance the interests of Ameritrade Holding Corporation ("Ameritrade") and its subsidiaries (collectively, the "Company") by awarding equity and performance based incentives designed to attract, retain and motivate employees. As used in the Plan, the term "subsidiary" means any business, whether or not incorporated, in which Ameritrade has an ownership interest.

     2.  ADMINISTRATION.

          2.1. ADMINISTRATION BY BOARD OR COMMITTEE. The Plan shall be administered by the entire Board of Directors of Ameritrade (the "Board") or a Committee of the Board (the "Committee") consisting of two or more non-employee directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that with respect to the grant or administration of Awards (as defined in Section 3) made to or held by persons who, at the time of the exercise of such authority, are not subject to section 16(a) of the Exchange Act, the Board or the Committee may delegate to the Chairman of the Board or, except as to the issuance of stock, to any other officer of Ameritrade, any or all authority otherwise delegated to the Board or the Committee under the terms of the Plan. Notwithstanding the foregoing provisions of this subsection 2.1 or any other provision of the Plan, the grant or award of any Option (as defined in Section
6) or Stock Appreciation Right (as defined in Section 7) to a "Covered Employee" (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) shall be granted by a committee of the Board consisting of two or more outside directors within the meaning of Treas. Reg. Section 1.162-27(e)(3) which, for such purposes, shall be considered to be the "Committee" hereunder.

          2.2. AUTHORITY. Subject to the provisions of the Plan, the Board or the Committee shall have the authority to (a) manage and control the operation of the Plan, (b) interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make Awards under the Plan, in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation, (d) modify the terms of, cancel and

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reissue, or repurchase outstanding Awards, (e) prescribe the form of agreement, certificate or other instrument evidencing any Award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any Award hereunder, and (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan; provided, however, that in no event shall the Board or the Committee cancel or modify any outstanding Option for the purpose of reissuing an additional option to the option holder at a lower exercise price. The determination of the Board or the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons.

     3. PARTICIPATION. Subject to the terms and conditions of the Plan, the Board or the Committee shall determine and designate, from time to time, from among the employees of the Company who are key executives or managerial employees those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan; provided, however, that only the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of Ameritrade shall be eligible for the award of Options under the Plan. In the discretion of the Board or the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Board or the Committee and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company. For purposes of the Plan, the term "Award" shall mean any award or benefit granted to any Participant under the Plan.

     4. DEFINITION OF FAIR MARKET VALUE. For purposes of the Plan, the "Fair Market Value" of a share of common stock of Ameritrade ("Stock") as of any date shall be the closing market composite price for such Stock as reported on NASDAQ on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

     5.  SHARES SUBJECT TO THE PLAN.

     5.1. NUMBER OF SHARES RESERVED. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by Ameritrade as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 500,000 shares in the aggregate.

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     5.2.  INDIVIDUAL LIMITS ON AWARDS.  Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Stock that may be granted or awarded to any Participant under the Plan for any calendar year shall be 100,000 and the maximum aggregate cash payout with respect to grants or awards under the Plan in any calendar year to any Covered Employee shall be $2,500,000. The determination made under the foregoing provisions of this subsection 5.2 shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable.

     5.3. REUSAGE OF SHARES.

     (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any Award under the Plan, that number of shares of Stock that was subject to the Award but not delivered shall again be available for Awards under the Plan.

     (b) In the event that shares of Stock are delivered under the Plan as a Stock Award (as defined in Section 8) and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall again be available for awards under the Plan.

     (c) Notwithstanding the provisions of paragraphs (a) or (b), the following shares shall not be available for reissuance under the Plan: (i) shares with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise; (ii) shares which are withheld from any award or payment under the Plan to satisfy tax withholding obligations (as described in subsection 11.4) (iii) shares which are surrendered to fulfill tax obligations (as described in subsection 11.4); and (iv) shares which are surrendered in payment of the Option Price (as defined in subsection 6.3) upon the exercise of an Option.

     5.4. ADJUSTMENTS TO SHARES RESERVED. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Board or the Committee, in its sole discretion,

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to preserve the value of benefits awarded or to be awarded to Participants under the Plan.

     6.  OPTIONS.

     6.1. DEFINITIONS. The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at the Option Price (determined under subsection 6.3), subject to the terms of this Section 6. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Board or the Committee.
An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     6.2. RESTRICTIONS RELATING TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

     6.3. OPTION PRICE. The price at which shares of Stock may be purchased upon the exercise of an Option (the "Option Price") shall be established by the Board or the Committee or shall be determined by a method established by the Board or the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the greater of: (i) 100% of the Fair Market Value (as defined in Section 4) of a share of Stock as of the date on which the Option is granted; or (ii) the par value of a share of Stock on such date.

     6.4. EXERCISE. Except as otherwise expressly provided in the Plan, an Option may be exercised, in whole or in part, in accordance with terms and conditions established by the Board or the Committee at the time of grant; provided, however, that no Option shall be exercisable after the Expiration Date (as defined in Section 11) applicable to that Option. The full Option Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of a cashless exercise arrangement approved by the Committee, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. The Option Price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by

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the Board or the Committee and, to the extent provided by the Committee, a
Participant may elect to pay the Option Price upon the exercise of an Option through a cashless exercise arrangement. The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

     6.5. POST-EXERCISE LIMITATIONS. The Board or the Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Board or the Committee determines to be appropriate.

     6.6. RELOAD PROVISION. In the event the Participant exercises an Option and pays all or a portion of the Option Price in Stock, in the manner permitted by subsection 6.4, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Committee discretion at the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an Expiration Date on the same date as the Expiration Date of the original Option so exercised by payment of the Option Price in shares of Stock.

     7.   STOCK APPRECIATION RIGHTS

     7.1. DEFINITION. Subject to the terms of this Section 7, a "Stock Appreciation Right" granted under the Plan entitles the Participant to receive, in cash or Stock, value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

     7.2. EXERCISE. If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Board or the Committee in connection with such rights after the Expiration Date applicable to that Stock Appreciation Right.
If a Stock Appreciation Right is in tandem with an Option, then the

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Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

     7.3. SETTLEMENT OF AWARD. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 7.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, in the discretion of the Board or the Committee.

     7.4. POST-EXERCISE LIMITATIONS. The Board or the Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant, and such other factors as the Board or the Committee determines to be appropriate.

     8.  STOCK AWARDS.

     8.1. DEFINITION. Subject to the terms of this Section 4, a "Stock Award" under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Board or the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period". Stock Awards may provide for delivery of the shares of Stock at the time of grant, or may provide for a deferred delivery date.

     8.2. TERMS AND CONDITIONS OF AWARDS. Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant, as owner of such shares, shall have the right to vote such shares; provided, however, that payment of dividends with respect to Stock Awards shall be subject to the following:

     (a) On and after date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend

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          rights (and other rights) of a stockholder with respect to such shares.

     (b) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Board or the Committee, in its sole discretion, may award Dividend Rights (as defined below) with respect to such shares.

     (c) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Board or the Committee.

A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Board or the Committee, shall be payable at the time and in the form determined by the Board or the Committee, and shall be subject to such other terms and conditions as the Board or the Committee may determine.

     9.  PERFORMANCE UNITS.

     9.1. DEFINITION. Subject to the terms of this Section 9, the Award of "Performance Units" under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and the value received for them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met. For purposes of the Plan, the "Performance Period" with respect to the award of any Performance Units shall be the period over which the applicable performance is to be measured.

     9.2. TERMS AND CONDITIONS OF AWARDS. For each Participant, the Board or the Committee will determine the value of units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the

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Performance Period; and the number of earned Performance Units that will be paid in cash and the number of earned Performance Units to be paid in shares of Stock.

     9.3. SETTLEMENT. Settlement of Performance Units shall be subject to the following:

     (a) The Board or the Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of units as to which settlement is to be made, and the value of such units.

     (b) Settlement of units earned shall be wholly in cash, wholly in Stock or in a combination of the two, to be distributed in a lump sum or installments, as determined by the Board or the Committee.

          (i) For Performance Units stated in units representing shares of Stock when granted, one share of Stock will be distributed for each unit earned, or cash will be distributed for each unit earned equal to either (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Board or the Committee.

          (ii) For Performance Units stated in cash when granted, the value of each unit earned will be distributed in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Board or the Committee.

     (c) Shares of Stock distributed in settlement of the units shall be subject to such vesting requirements and other conditions, if any, as the Board or the Committee shall determine.

     9.4. TERMINATION DURING PERFORMANCE PERIOD. If a Participant's termination of employment with the Company occurs during a Performance Period with respect to any Performance Units granted to him, the Board or the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Board or the Committee, in its sole discretion, deems desirable.

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     10.  EXPIRATION OF AWARDS.  The "Expiration Date" with respect to an Award under the Plan means the date established as the Expiration Date by the Board or the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Award shall not be later than the earliest to occur of:

     (a)  the ten-year anniversary of the date on which the Award is granted;

     (b) if the Participant's termination of employment with the Company occurs on account of disability, the one-year anniversary of such termination of employment;

     (c) if the Participant's termination of employment with the Company occurs by reason of retirement, the three-year anniversary of such termination of employment;

     (d) the three-month anniversary of the Participant's death, either while employed or thereafter; or

     (e) if the Participant's termination of employment with the Company occurs for reasons other than retirement or disability, the three-month anniversary of such termination of employment.

If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option.

     11.  MISCELLANEOUS.

     11.1. EFFECTIVE DATE. The Plan shall be effective as of October 1, 1996. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

     11.2. LIMIT ON DISTRIBUTION. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, Ameritrade shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

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     (b)  In the case of a Participant who is subject to Section 16(a) and 16(b)
          of the Exchange Act, the Board or the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Board or the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

     (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     11.3. PERFORMANCE-BASED COMPENSATION. To the extent that the Board or the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in section 162(m)(4)(C) of the Code, it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary or desirable.

     11.4. WITHHOLDING. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board or the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan.

     11.5. TRANSFERABILITY. Awards under the Plan are not transferable except as designated by a Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

     11.6. NOTICES. Any notice or document required to be filed with the Board or the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Board or the Committee, in care of Ameritrade, at its principal executive offices. The Board or the Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

     11.7. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Board or the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Board or the Committee shall require.

     11.8. AGREEMENT WITH AMERITRADE. At the time of an Award to a Participant under the Plan, the Board or the Committee may require a Participant to enter into an agreement with Ameritrade (the "Agreement") in a form specified by the Board or the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board or the Committee may, in its sole discretion, prescribe.

     11.9.  LIMITATION OF IMPLIED RIGHTS.

     (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of such companies shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of Ameritrade prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

     11.10. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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


     11.11. GENDER AND NUMBER. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

     12.  CHANGE IN CONTROL.

     12.1. ACCELERATION. Subject to the provisions of Section 5, and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

     (a) All outstanding Options (regardless of whether in tandem with Stock Appreciation Rights) and Stock Appreciation Rights (regardless of whether in tandem with Options) shall become fully exercisable.

     (b)  All Stock Awards shall become fully vested.

     (c) Performance Units may be paid out in such manner and amounts as determined by the Board or the Committee.

For purposes of the Plan, the term "Change in Control" means a change in the beneficial ownership of Ameritrade's voting stock or a change in the composition of the Board which occurs as follows:

     (1) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of stock of Ameritrade representing 30 percent or more of the total voting power of Ameritrade's then outstanding stock.

     (2) A tender offer (for which a filing has been made with the Securities Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of Ameritrade, which has not been negotiated and approved by the Board. In case of a tender offer described in this paragraph (ii), the Change in Control will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of Ameritrade with 25 percent or more of the total voting power of Ameritrade's stock or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of Ameritrade's stock when the offer terminates.

     (3) Individuals who were the Board's nominees for election as directors of Ameritrade immediately prior to a meeting of the shareholders of Ameritrade involving a contest for the election of directors shall not constitute a majority of the Board following the election.

13.  AMENDMENT AND TERMINATION.

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 5.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.



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